EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                           Tuesday, May 10, 2005

For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

                 AMERICAN BILTRITE REPORTS FIRST QUARTER RESULTS

      WELLESLEY HILLS, MA, MAY 10, 2005 - American Biltrite Inc. (AMEX:ABL) reported today its results for the first quarter of 2005. Net sales for the three months ended March 31, 2005 were $107.4 million, up 8.1% from $99.4 million in the first quarter of 2004. Net income for the three months ended March 31, 2005 was $0.6 million or $0.18 per share ($0.17 per share diluted) compared with a net loss of $2.0 million or $0.59 per share in the first quarter of 2004. Net income in the first quarter of 2005 included a gain of $887 thousand (net of taxes and non-controlling interest) or $0.26 per share on the sale of a property from a former operation.

      Roger S. Marcus, Chairman of the Board, commented "All businesses showed improved sales and pre-tax performance in the first quarter of 2005 versus 2004. Unfortunately, the significant inflation we are experiencing in the cost of raw materials meant our sales gains over prior year did not result in commensurate income improvement".

                             AMERICAN BILTRITE INC.

           RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                        ($000, except per share amounts)

                                                         Three Months Ended
                                                             March 31,
                                                         2005           2004
                                                     -----------    -----------

        Net sales                                    $   107,424    $    99,415
                                                     ===========    ===========

        Income (loss) before other items             $     1,154    $    (1,899)
        Noncontrolling interests                            (474)            36
                                                     -----------    -----------

        Income (loss) from continuing operations             680         (1,863)
        Discontinued operation                               (56)          (162)
                                                     -----------    -----------

        Net income (loss)                            $       624    $    (2,025)
                                                     ===========    ===========

        Basic earnings per share:
           Income (loss) per common share from
             continuing operations                   $      0.20    $     (0.54)
           Discontinued operation                          (0.02)         (0.05)
                                                     -----------    -----------

           Net income (loss) per share               $      0.18    $     (0.59)
                                                     ===========    ===========

        Diluted earnings per share:
           Income (loss) per common share from
             continuing operations                   $      0.19    $     (0.54)
           Discontinued operation                          (0.02)         (0.05)
                                                     -----------    -----------

           Net income (loss) per share               $      0.17    $     (0.59)
                                                     ===========    ===========

        Weighted average number of common and
           equivalent shares outstanding
        Basic                                          3,441,551      3,441,551
        Diluted                                        3,492,077      3,441,551

                             AMERICAN BILTRITE INC.

           RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   BY SEGMENT
                                     ($000)

                                                   Three Months Ended
                                                       March 31,
                                                    2005        2004
                                                 ---------    --------

        Revenues from external customers

        Flooring products                        $  57,682    $ 51,949
        Tape products                               22,599      21,018
        Jewelry                                     15,888      15,754
        Canadian division                           11,255      10,686
                                                 ---------    --------

        Total revenues from external customers   $ 107,424    $ 99,407
                                                 =========    ========

        Segment profit (loss) before taxes

        Flooring products                        $    (352)   $   (435)
        Tape products                                   31        (198)
        Jewelry                                        625        (714)
        Canadian division                             (249)       (451)
        Corporate                                    2,070        (898)
                                                 ---------    --------

        Total profit (loss)                      $   2,125    $ (2,696)
                                                 =========    ========

Corporate results for the three months ended March 31, 2005 include a gain of $2.3 million from the sale of a property from a former operation.